EXHIBIT 99.1
March 2, 2004

FOR IMMEDIATE RELEASE

PLIANT CORPORATION TO HOLD CONFERENCE CALL
YEAR-END 2003 FINANCIAL RESULTS

SCHAUMBURG, IL - Pliant Corporation announced today that Brian Johnson, Executive Vice President and Chief Financial Officer, will host a conference call to discuss the Company's year-end 2003 operating results and to answer questions about the business. The call will take place at 2:00 P.M. EASTERN STANDARD TIME on FRIDAY, MARCH 26, 2004 .

Participants in the United States can access the conference call by calling 888-381-5770, using the access code PLIANT, or internationally by calling 773-756-4600 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

Following the call's completion, the replay will be available through 5:00 p.m. Eastern Daylight Savings Time on Friday, April 2, 2004. Telephone numbers to access the replay are as follows: United States 800-944-7326, International 402-220-3516. No access code required for the replay.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. Pliant operates 25 manufacturing and research and development facilities around the world and employs approximately 3,250 people.

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CONTACTS:

John C. McCurdy                                  Brian E. Johnson
Director of Corporate Communications             EVP and Chief Financial Officer
john.mccurdy@pliantcorp.com                      brian.johnson@pliantcorp.com
Phone: 330.896.6732                              Phone: 847.969.3319
Company Web Site: www.pliantcorp.com